SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      November 16, 1999
(Date of earliest event reported)  (November 15, 1999)

CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)


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Item 5.  Other Events

On November, 15, 1999, the Registrant issued the following press release:

"CTC Communications' Rapid Growth Continues with:
Expansion into Pennsylvania and New Jersey,
Promotion of Regional Manager with Strong Operating Success

--Integrated Communication Provider Delivers on Growth Strategy of Broadening Reach in Customer-Rich Washington, DC to Boston Corridor--
For Immediate Release

WALTHAM, Mass., November 15, 1999 - CTC Communications (NASDAQ: CPTL) - a rapidly growing provider of state-of-the-art integrated communications solutions for medium-to-large enterprises in the Northeast U.S. - today announced that the company will be expanding its presence in the customer-rich Mid-Atlantic region with the opening of new branch offices in suburban Philadelphia, and Princeton, NJ by year end. CTC further anticipates opening offices in additional markets including Pittsburgh, PA, Washington, DC, Bethesda, MD and Arlington, VA within the next 12 months.

The company noted that these steps represent the further implementation of CTC's growth strategy to provide converged voice, data, Internet and video solutions to business customers in the most robust telecommunications market in the Nation -- the Washington DC to Boston corridor. The new sales and service locations will build on CTC's contiguous northeast market coverage from Maine to northern New Jersey.

Overseeing the new offices will be seasoned CTC executive Keith Fuller, promoted today to regional manager. Mr. Fuller's vast management experience includes opening and managing new offices in Braintree, MA, Boston, MA and East Hartford, CT between 1996 and 1999.

"Pennsylvania and New Jersey represent a strong business opportunity for CTC to provide medium and larger enterprises with a comprehensive array of communications solutions-all from a single provider," stated Keith Fuller, Regional Manager. "That is an ideal match for our extensive portfolio of products, customer service portfolio and our broadband Integrated Communications Network."

Also commenting on today's announcement was Tony Vermette, CTC's Vice President of Sales, who said, "CTC is pleased to have an executive like Keith whose communications experience and proven track record of quickly establishing new branch offices is unparalleled. We are confident that he will expertly deliver the company's full portfolio of services, with exceptional customer service, to the discerning business customers in this key region."

CTC recently distinguished itself through the successful commercial rollout of its Cisco powered Integrated Communications Network (ICN). Called IntelliNET, it is comprised initially of 22 Cisco-powered hub locations, providing service in each of the New England States, New York and New Jersey. Representing an investment to date of $35 million, the network is powered by a suite of Cisco networking products, including IP, frame relay and ATM, thus enabling CTC to deliver converged, value-added, high-speed Internet, data, video and long distance voice services to its growing customer base. The Company recently announced that it is on pace to have 200 business customer locations "live" on the new network by year-end, and move to full commercial production in 2000.

About CTC Communications
CTC is a rapidly growing, full-service Integrated Communications Provider
(ICP) delivering converged voice, data, Internet and video solutions to medium and larger business customers in the most robust telecommunications region in the Nation -- the Washington DC to Boston corridor. Recently designated by Bloomberg Personal Finance Magazine as one of the top "one hundred fastest growing US technology companies," CTC currently serves more than 11,000 customers with 226,000+ access lines. Central to the company's performance and future growth is its Cisco-powered IP+ATM integrated Communications Network (ICN), named IntelliNET, which is "live," deployed across 8 contiguous states and will shift into full commercial production at the start of Year 2000.

CTC markets its full portfolio of services through its 330 member sales and service representatives located in 28 branch offices throughout the New England States, New York, New Jersey and Maryland. The company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements, including the ability of the company to add branch offices. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.


Contact: John Dinsmore			Alan Russell
Feldman Communications Inc.		CTC Communications
410-571-8900 (t) 				781-522-8731 (t)
JDFelCom@aol.com (e) 			Arussel1@ctcnet.com
www.FeldmanCommunications.com 	www.ctcnet.com"



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated:  November 16, 1999